          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               VIDEO CITY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          (Set forth the amount on which the filing fee is calculated and state how it was determined.)

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously by written preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_______________________________________________

     2)   Form, Schedule or Registration Statement No.:_________________________

     3)   Filing Party:_________________________________________________________

     4)   Date Filed:___________________________________________________________

                               VIDEO CITY, INC.
                            6840 DISTRICT BOULEVARD
                         BAKERSFIELD, CALIFORNIA 93313

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                   TO BE HELD ON WEDNESDAY, AUGUST 19, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Video City, Inc. (the "Company") will be held at the Los Angeles Airport Hilton & Towers, Los Angeles Ballroom, located at 5711 West Century Boulevard, Los Angeles, California, on Wednesday, August 19, 1998 at 10:00 A.M., Pacific Daylight Time, for the following purposes, as more fully described in the attached Proxy Statement:

          (1) To elect nine directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

          (2)  To ratify the adoption of the Company's 1998 Stock Option Plan;
     and

          (3) To transact such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof.

     The Board of Directors has fixed the close of business on July 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders at the close of business on the record date are entitled to vote at the Annual Meeting.

     Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the Annual Meeting. The Proxy and Proxy Statement are first being mailed to stockholders on or about July 23, 1998.


                                  By Order of the Board of Directors,

                                  /s/ Robert Y. Lee

                                  Robert Y. Lee
                                  Chairman of the Board


Bakersfield, California
July 23, 1998

                               VIDEO CITY, INC.
                            6840 DISTRICT BOULEVARD
                         BAKERSFIELD, CALIFORNIA 93313


                        ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 19, 1998

                                PROXY STATEMENT


                                 INTRODUCTION

     This Proxy Statement (the "Proxy Statement") is furnished to the stockholders of Video City, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, August 19, 1998, and at any and all adjournments thereof (the "Annual Meeting").

                           PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, stockholders will be asked: (i) to elect nine directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) to ratify the adoption of the 1998 Stock Option Plan; and (iii) to transact such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof. The Board recommends a vote in favor of (i.e., "FOR") (a) the election of the nine nominees for directors of the Company listed below and
(b) the ratification of the adoption of the 1998 Stock Option Plan.

                           QUORUM AND VOTING RIGHTS

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only stockholders of record at the close of business on July 1, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 11,725,719 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held.

     All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted in favor of (i.e., "FOR") (i) the election of the nine nominees for directors of the Company listed under Proposal 1; and (ii) the ratification of the adoption of the 1998 Stock Option Plan. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

     In the election of directors, the nine candidates receiving the highest number of votes will be elected as directors. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker which is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained. Any stockholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy; (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy; or (c) submitting a duly executed proxy bearing a later date.

     Stockholders may cumulate their votes with respect to the election of directors if one or more stockholder gives notice at the Annual Meeting, prior to voting, of an intention to cumulate votes for a nominated director. A stockholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled or by distributing his votes on the same principle among as many candidates as he sees fit. If a proxy is marked "FOR" the election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors.

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communications, by telephone, telegraph or personal call. These persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about July 23, 1998.

                                 PROPOSAL 1 -
                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, nine directors, who will constitute the entire Board of Directors, are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. All nominees have consented to being named herein and have agreed to serve if elected. The nominees are as follows:

               Robert Y. Lee
               Barry L. Collier
               David A. Ballstadt
               James Craig Kelly
               John T. Sheehy
               Stephen C. Lehman
               Gerald W. B. Weber
               Charles E. Cooke
               Michael T. Anderson

     Management proxies will be voted FOR the election of all of the above named nominees unless the stockholder indicates that the proxy shall not be voted for all or any one of the nominees. If cumulative voting is utilized, the proxy holders intend to distribute the votes represented by each proxy, unless such authority is withheld, among the nine nominees named, in such proportion as they see fit. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                THE NINE PERSONS NOMINATED FOR DIRECTOR HEREIN.

MANAGEMENT OF THE COMPANY

   The following sets forth certain information with respect to the directors and executive officers of the Company:

                                                                                        DIRECTOR
     NAME                    AGE       POSITIONS WITH THE COMPANY                         SINCE
     ----                    ---       --------------------------                       --------
Robert Y. Lee                 35       Chairman of the Board and                         1997(1)
                                       Chief Executive Officer
Barry L. Collier              55       President and Director                            1997(2)
David A. Ballstadt            58       Senior Vice President and Director                1998
James Craig Kelly             40       Senior Vice President, Chief                      1997
                                       Operating Officer, Secretary and Director
John T. Sheehy                55       Director                                          1997
Stephen C. Lehman             47       Director                                          1997
Gerald W. B. Weber            47       Director                                          1997
Charles E. Cooke              36       Director                                          1997
Michael T. Anderson           35       Director                                          1997
Timothy J. Denari             39       Chief Financial Officer                             --

_______________

(1) Mr. Lee has served as a director of the Company's predecessor, Lee Video City, Inc., since 1990. Lee Video City, Inc. merged with and into Prism Entertainment Corporation in January 1997 and the surviving corporation changed its name to Video City, Inc.
(2) Mr. Collier has served as a director of the Company's predecessor, Prism Entertainment Corporation, since 1984. Lee Video City, Inc. merged with and into Prism Entertainment Corporation in January 1997 and the surviving corporation changed its name to Video City, Inc.

     ROBERT Y. LEE has served as the Company's Chairman of the Board and Chief Executive Officer since the merger of Lee Video City, Inc. ("Lee Video City") with and into Prism Entertainment Corporation ("Prism") in January 1997. Mr. Lee founded Lee Video City and served as its Chairman of the Board and Chief Executive Officer since its inception in February 1990. Mr. Lee purchased his first video store in 1983, and during the 1980s opened and acquired more than 20 video stores in Southern California.

     BARRY L. COLLIER has served as the President and as a director of the Company since the merger of Lee Video City, Inc. with and into Prism Entertainment Corporation (the "Merger") in January 1997. Mr. Collier served as the President, Chief Operating Officer and as a director of Prism since its inception in 1984 until the Merger. He served as the Secretary of Prism from 1984 to 1985 and was appointed as the Chief Executive Officer of Prism from 1985 until the Merger. Mr. Collier served as the Chairman of the Board of Prism from 1990 until 1994. Prism filed a voluntary petition under Chapter 11 of the Bankruptcy Code in December 1995 and emerged from Chapter 11 upon the consummation of the Merger.

     DAVID A. BALLSTADT has served as the Senior Vice President and as a director of the Company since the acquisition by the Company of its subsidiaries, Adventures in Video, Inc. and KDDJ Investments, Inc., in March 1998. Mr. Ballstadt founded and served as the President and Chief Executive Officer of Adventures in Video, Inc. and KDDJ Investments, Inc. until their sale to the Company.

     JAMES CRAIG KELLY has served as the Chief Operating Officer and Senior Vice President and as a director of the Company since the Merger in January 1997, and as its Secretary from January 1997 to April 16, 1997 and from November 20, 1997 to date. Mr. Kelly served as the Chief Operating Officer of Lee Video City from 1992 until the Merger. For fifteen years, Mr. Kelly held various positions with Wherehouse Entertainment, a $500 million revenue retailer of music and video products, including Director of Loss Prevention from 1982 to 1984, and Vice President and Regional Manager from 1984 to 1991.

     JOHN T. SHEEHY has served as a director of the Company since November 1997. Mr. Sheehy has been the Managing Director of The Value Group, LLC, an investment banking firm, since April 1996. Mr. Sheehy currently serves as a director of The First Australia Fund, Inc., The First Australia Prime Income Fund, Inc., The First Commonwealth Fund, Inc. and The First Australia Prime Income Investment Company Limited, all of which are publicly-held companies.

     STEPHEN C. LEHMAN has served as a director of the Company since the Merger in January 1997. Mr. Lehman served as the President, Chief Executive Officer and Chairman of the Board of Premiere Radio Networks, Inc., a producer of radio programming, since its inception in January 1987. Prior to this, he was the President of Stephen Lehman Productions, a syndicated radio program company while also serving as on-air personality at KIIS AM and FM/Los Angeles. From 1982 to 1984, Mr. Lehman specialized in building radio networks for independent radio syndication.

     GERALD W. B. WEBER has served as a director of the Company since the Merger in January 1997. Mr. Weber was the Senior Vice President of Retail Operations of AutoNation USA, where he was responsible for all AutoNation USA retail operations, including sales, training, planning, hiring and loss prevention. Prior to joining AutoNation USA, Mr. Weber held various management positions with Blockbuster Entertainment, including Zone Vice President of the East and Southeast Regions, Vice President of Operations, and Senior Vice President of Domestic Retail for the video retail division and President of Blockbuster Music.

     CHARLES E. COOKE has served as a director of the Company since the Merger in January 1997. Mr. Cooke is a principal of Cooke & Grace Properties which owns, manages, sells and leases commercial real property. From 1985 to 1994, Mr. Cooke was affiliated with Dobson & Johnson, Inc. as a commercial real estate broker. Mr. Cooke currently serves as a director of Nashville Bank of Commerce, a publicly-held company.

     MICHAEL T. ANDERSON has served as a director of the Company since the Merger in January 1997. Mr. Anderson is a principal in the law firm of Troop Meisinger Steuber & Pasich, LLP, in Los Angeles, California, where he specializes in commercial litigation. Prior to joining this firm, Mr. Anderson was associated with the law firm of DeCastro, West, Chodorow & Burns, and was also an associate at the Boston Consulting Group, a management consulting firm.

     TIMOTHY J. DENARI has served as the Chief Financial Officer of the Company since October 1997. Prior to joining the Company, he was the corporate controller for Fleet Card Fuels, a $100 million fuel sales corporation. Between 1993 and 1995, he was the Chief Financial Officer and Controller of the Company's predecessor, Lee Video City. Between 1990 and 1993, Mr. Denari was an Account Executive for Merrill Lynch and Shearson Lehman, managing over $30 million in private client assets. Between 1985 and 1990, he was Vice President of the Bank of Stockdale. In November 1997, Mr. Denari filed a voluntary petition under Chapter 7 of the Bankruptcy Code as a result of his personal guarantee of certain indebtedness and contingent liabilities of a corporation that operated two video stores.

     The Company, Robert Y. Lee, Barry L. Collier and Ingram Entertainment Inc. ("Ingram") have entered into a Stockholders Agreement, dated as of January 8, 1997 (the "Stockholders Agreement"), which provides that the Company's Board of Directors shall consist of eight members and that Ingram, Mr. Lee and Mr. Collier shall collectively vote their shares in favor of two designees of Ingram, four designees of Mr. Lee and two designees of Mr. Collier. Of the present Board of Directors, Charles E. Cooke and Michael T. Anderson are the designees of Ingram; Mr. Lee, James Craig Kelly, John T. Sheehy and Stephen C. Lehman are the designees of Mr.Lee; and Barry L. Collier and Gerald W. B. Weber are the designees of Mr. Collier. Effective March 25, 1998, the Board was increased to nine members and David A. Ballstadt was elected to fill that vacancy. The same parties also entered into an Override Agreement, dated November 19, 1996 (the "Override Agreement"), which provides, subject to certain exceptions, that without the written consent of Ingram, the Company shall not enter into a merger or a sale or transfer of all or substantially all of its assets, or make any material change in the nature of its business as now conducted, or change the form of organization of its business; and that without unanimous approval of the Board of Directors, the Company shall not enter into any line of business other than the sale and rental of video product and related goods, the completion of one film that the Company's predecessor, Prism Entertainment Corporation, had under way, and the exploitation of Prism's film library; these provisions will remain in force until the later of the payment in full of the Company's $1,500,000 debt to Ingram (which was paid in full on March 25, 1998), or such time as Ingram's beneficial ownership interest in the Company's common stock, on a fully diluted basis, is 4 percent or less.

     The Agreements of Merger and Plan of Reorganization entered into by the Company in connection with the acquisition by the Company of Adventures in Video, Inc. and KDDJ Investments, Inc. from David A. Ballstadt and members of his immediate family provide that Mr. Ballstadt shall be elected as a director of the Company, effective upon the closing of such acquisitions. Concurrent with the completion of the acquisitions on March 25, 1998, the Board of Directors of the Company was expanded from eight to nine members and Mr. Ballstadt was elected to fill this vacancy. Mr. Ballstadt has served as a director of the Company since the consummation of the acquisitions.

     Directors serve until the next annual meeting of the Company's stockholders or until their successors are elected or appointed. Officers are elected by and serve at the discretion of the Board of Directors. See "Compensation of Directors and Executive Officers--Employment Agreements." There are no family relationships among the officers or directors of the Company.

MEETINGS; ATTENDANCE; COMMITTEES

     During the fiscal year ended January 31, 1998, the Board of Directors of the Company met twice and the audit committee met once. No incumbent member who was a director during the past fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which he served.

     The Company's compensation committee was formed to determine and make recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company, including the grant of stock options to the Company's executive officers under the Company's stock option plans. The compensation committee currently consists of Charles E. Cooke and Michael T. Anderson. The audit committee reviews the scope of the audit and other accounting related matters. The Company's audit committee currently consists of Gerald W. B. Weber and Michael T. Anderson. The Company has no other committees of its Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Directors, executive officers and greater than 10 percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during the fiscal year ended January 31, 1998, its directors, executive officers and 10 percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act, with the exception of the following: Timothy J. Denari filed a late Form 3 upon being appointed as an executive officer of the Company; and John T. Sheehy filed a late Form 3 upon being appointed as a director of the Company.


               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the fiscal years ended January 31, 1998, December 31, 1996 and December 31, 1995 paid by the Company to its Chief Executive Officer and the other executive officers of the Company who earned in excess of $100,000 (collectively, the "Named Executive Officers") based on salary and bonus for the fiscal year ended January 31, 1998:



         NAME AND                                                          LONG-TERM
    PRINCIPAL POSITION                ANNUAL COMPENSATION(1)              COMPENSATION
    ------------------       ----------------------------------------     ------------
                                                                           Securities
                                   Period                                  Underlying
                                  Ended(2)       Salary($)      Bonus       Options (#)
                             ----------------    ---------      -----     -----------

Robert Y. Lee (3)             January 31, 1998    $178,000       $  --          --
 Chief Executive Officer      December 31, 1996    172,701          --          --
                              December 31, 1995    203,958          --          --


Barry L. Collier(4)           January 31, 1998     178,000          --          --
 President                    December 31, 1996    291,168          --     175,000
                              December 31, 1995    436,645          --          --

James Craig Kelly(5)          January 31, 1998     120,000          --          --
 Chief Operating Officer      December 31, 1996    101,282          --     761,600
                              December 31, 1995    100,000          --          --

___________

(1) The compensation described in this table does not include medical insurance, retirement benefits and other benefits received by the foregoing executive officers which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the foregoing executive officers of the Company, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's cash compensation in the table.
(2) Upon the consummation of the merger of Lee Video City, Inc. with and into Prism Entertainment Corporation on January 8, 1997, the Company changed its fiscal year end from December 31 to January 31.
(3) Mr. Lee served as the Chief Executive Officer of the Company's predecessor, Lee Video City, before the Merger. Mr. Lee's compensation during the fiscal years ended December 31, 1996 and December 31, 1995 reflect compensation paid to Mr. Lee by Lee Video City.
(4) Mr. Collier served as the Chief Executive Officer of the Company's predecessor, Prism, before the Merger. Mr. Collier's compensation during the fiscal years ended December 31, 1996 and December 31, 1995 reflect compensation paid to Mr. Collier by Prism.

(5) Mr. Kelly served as the Chief Operating Officer of the Company's predecessor, Lee Video City, before the Merger. Mr. Kelly's compensation during the fiscal years ended December 31, 1996 and December 31, 1995 reflect compensation paid to Mr. Kelly by Lee Video City.

OPTION GRANTS

     The Company did not grant any stock options to the Named Executive Officers during the fiscal year ended January 31, 1998.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     No stock options were exercised by any of the Named Executive Officers during the fiscal year ended January 31, 1998. The following table sets forth certain information regarding stock options held by the Named Executive Officers as of January 31, 1998:

                          FISCAL YEAR-END OPTIONS

                          NUMBER OF SECURITIES
                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
        NAME                  YEAR-END (#)             FISCAL YEAR END ($)(1)
--------------------   ---------------------------   ---------------------------
                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                       -----------   -------------   -----------   -------------
Robert Y. Lee.......             0               0             0               0
Barry L. Collier....       175,000               0      $113,750               0
James Craig Kelly...       761,600               0      $182,784               0

___________________
(1) Amounts are shown as the positive spread between the exercise price and an estimated fair market price of $0.75 per share as of January 31, 1998. The Company's Common Stock was not traded on an established public trading market during the fiscal year ended January 31, 1998.

DIRECTOR COMPENSATION

     Directors, other than directors who are employees of the Company, receive cash compensation in the amount of $5,000 per year for serving on the Board of Directors and are also entitled to participate in the Company's stock option plans and from time to time to receive grants of options thereunder to purchase shares of the Company's Common Stock. During the fiscal year ended January 31, 1998, Stephen C. Lehman, Gerald W. B. Weber, Charles E. Cooke and Michael T. Anderson each received options to purchase 5,000 shares of the Company's Common Stock at $2.00 per share pursuant to the Company's 1996 Stock Option Plan. In February and June 1998, Messrs. Lehman, Weber, Cooke, Anderson and Sheehy each received options to purchase 5,000 and 15,000 shares, respectively, of the Company's Common Stock at $2.00 per share. Messrs. Lehman and Weber received additional compensation as consultants pursuant to consulting agreements entered into with the Company. See "Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement (the "Lee Employment Agreement") with Robert Y. Lee pursuant to which Mr. Lee serves as the Chairman of the Board and Chief Executive Officer of the Company for a term of three years commencing January 1997. The Lee Employment Agreement provides for a base salary of $178,000 per year and an annual bonus of 3 percent of any pre-tax profit in excess of $1,100,000 with respect to the fiscal year commencing February 1997; 3 percent of any pre-tax profit in excess of $1,200,000 with respect to the fiscal year commencing February 1998; and 3 percent of any pre-tax profit in excess of $1,300,000 with respect to the fiscal year commencing February 1999. The Lee Employment Agreement also provides that Mr. Lee shall be entitled to certain fringe benefits including payments of up to $500 per month for the use of an automobile.

     The Company entered into an employment agreement (the "Collier Employment Agreement") with Barry L. Collier pursuant to which Mr. Collier serves as the President of the Company for a term of two years commencing January 1997. The Collier Employment Agreement and a related noncompetition agreement provide for compensation of $178,000 per year and provide that Mr. Collier shall be entitled to certain fringe benefits including payments of up to $500 per month for the use of an automobile.

     The Company entered into an employment agreement (the "Kelly Employment Agreement") with James Craig Kelly pursuant to which Mr. Kelly serves as the Senior Vice President and Chief Operating Officer of the Company for a term of three years commencing January 1997. The Kelly Employment Agreement provides for a base salary of $120,000 per year and an annual bonus of 3 percent of any pre-tax profit in excess of $1,100,000 with respect to the fiscal year commencing February 1997; 3 percent of any pre-tax profit in excess of $1,200,000 with respect to the fiscal year commencing February 1998; and 3 percent of any pre-tax profit in excess of $1,300,000 with respect to the fiscal year commencing February 1999. The Kelly Employment Agreement also provides that Mr. Kelly shall be entitled to certain fringe benefits including payments of up to $500 per month for the use of an automobile.

     In the event that the employment of Messrs. Lee, Collier or Kelly is terminated for any reason other than "material breach" or "cause" as defined in his employment agreement, the Company shall pay the remainder of the base salary to such individual for the remaining term of such employment agreement.

STOCK OPTION PLANS

     1996 Stock Option Plan. In November 1996, the Board of Directors and shareholders of the Company's predecessor, Lee Video City, Inc., adopted its 1996 Stock Option Plan. The 1996 Stock Option Plan, which was assumed by the Company, provides for the grant of options to directors, officers, other employees and consultants of the Company to purchase up to an aggregate of 1,000,000 shares of Common Stock. The purpose of the 1996 Stock Option Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1996 Stock Option Plan is administered by the Board of Directors, or a committee of the Board, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 1996 Stock Option Plan. Options granted under the 1996 Stock Option Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options.

     The exercise price of incentive stock options may not be less than the fair market value of Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10 percent of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may become exercisable in any one year pursuant to incentive stock options under the 1996 Stock Option Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1996 Stock Option Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may become exercisable pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10 percent of the total combined voting power of all classes of capital stock of the Company), or such lesser period of time as is set forth in the applicable stock option agreement.
Options granted under the 1996 Stock Option Plan generally are nontransferable except by will or by the laws of descent and distribution. Shares subject to options that expire unexercised under the 1996 Stock Option Plan are available for future grant under the 1996 Stock Option Plan. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as recapitalizations, stock splits or stock dividends. The 1996 Stock Option Plan is effective for ten years, unless sooner terminated or suspended.

     In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination will immediately terminate, and any options that are exercisable will terminate not less than three months (six months in the case of termination by reason of death or disability) following termination of employment, or such other period of not less than 30 days after the date of termination as is specified in the applicable stock option agreement.

     As of July 1, 1998, no shares remained available for grant under the 1996 Stock Option Plan. All of the stock options granted under the 1996 Stock Option Plan were granted at an exercise price of $2.00 per share.

     1998 Stock Option Plan. For a description of the Company's 1998 Stock Option Plan, see "Proposal 2 - Proposal to Ratify the Approval of the Company's 1998 Stock Option Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's compensation committee was formed to determine and make recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company, including the grant of stock options to the Company's executive officers under the Company's stock option plans. The compensation committee consisted of Stephen C. Lehman and Charles E. Cooke during the fiscal year ended January 31, 1998. Mr. Lehman provided finance, acquisitions and corporate development consulting services to the Company pursuant to a consulting agreement entered into between the Company and Mr. Lehman. The consulting agreement, as amended, provides for compensation in the form of options to purchase 90,000 shares of the Company's Common Stock at $2.00 per share and warrants to purchase 100,000 shares of the Company's Common Stock at $2.00 per share. See "Certain Relationships and Related Transactions."


                     REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors determines and makes recommendations to the Board concerning salaries and incentive compensation for the executive officers of the Company. The compensation committee consisted of Stephen C. Lehman and Charles E. Cooke during the fiscal year ended January 31, 1998. In June 1998, Michael T. Anderson replaced Mr. Lehman as a member of the Compensation Committee.

     The Company's current compensation program for its executive officers consists of two elements: (i) cash compensation consisting of an annual base salary and possible bonuses based on the financial performance of the Company, and (2) long-term compensation consisting of stock options to purchase shares of the Company's Common Stock. Except as otherwise fixed by the agreements with Messrs. Lee, Collier and Kelly described above under "Compensation of Directors and Executive Officers -- Employment Agreements," the amount of annual base salary is established by the Compensation Committee for each executive officer based on the officer's job description and a general assessment of his performance and experience. The amount of cash bonus, if any, is awarded based on the Company achieving targeted pre-tax profits for each fiscal year. The long-term component of the compensation program consists of the grant of stock options, which the Compensation Committee believes provides the executive officer with the incentive to implement the Company's annual objectives and strategy and aligns his interest with that of the stockholders of the Company. The Compensation Committee intends to regularly review publicly available information regarding compensation programs and philosophies of the Company's competitors and other entities of a comparable size with the Company, with the objective of ensuring that the Company's compensation philosophy and programs remain competitive and appropriate.

     During the fiscal year ended January 31, 1998, the Company paid Robert Y. Lee, the Company's Chief Executive Officer, and the other executive officers, annual cash salaries established under their respective employment agreements. See "Compensation of Directors and Executive Officers--Employment Agreements." Mr. Lee's employment agreement provides for a base salary of $178,000 per year and an annual bonus of 3 percent of any pre-tax profit in excess of $1,100,000 with respect to the fiscal year commencing February 1997; 3 percent of any pre-tax profit in excess of $1,200,000 with respect to the fiscal year commencing February 1998; and 3 percent of any pre-tax profit in excess of $1,300,000 with respect to the fiscal year commencing February 1999. No cash bonuses were paid and no stock options were granted to the executive officers of the Company during the fiscal year ended January 31, 1998.

                                  Current Compensation Committee:
                                  Charles E. Cooke and Michael T. Anderson


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 1, 1998, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the directors of the Company, (iii) each of the Named Executive Officers, and (iv) all officers and directors of the Company as a group.

                                                   Number of Shares       Percentage of
            Name and Address(1)                  Beneficially Owned(2)     Outstanding
            ------------------                   -----------------------  --------------
Robert Y. Lee...............................         3,319,024(3)             28.3%

Barry L. Collier............................           960,434(4)              8.1%

David A. Ballstadt..........................           335,500                 2.9%

James Craig Kelly...........................           761,600(4)              6.1%

John T. Sheehy..............................            42,031(4)               *

Stephen C. Lehman...........................           435,000(4)(5)           3.6%

Gerald W. B. Weber..........................           275,000(4)(6)           2.3%

Charles E. Cooke............................            30,000(4)               *

Michael T. Anderson.........................            50,000(4)(7)            *

Ingram Entertainment Inc.(8)................         2,757,153(8)             21.9%

Mortco, Inc.(9).............................         1,329,666(9)             11.1%

All Directors and Executive Officers as a
 group (10 persons).........................         5,598,589(10)            41.6%

_____________
*    Less than one percent.
(1) Except as otherwise indicated, the address of each principal stockholder of the Company is c/o Video City, Inc. at 6840 District Boulevard, Bakersfield, California 93313.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of Common Stock subject to options or warrants that are currently exercisable or are exercisable within

     60 days of July 1, 1998, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)  Includes a proxy to vote 610,000 shares owned by Mr. Collier.
(4) Includes the following currently exercisable stock options to purchase shares from the Company: Mr. Collier, 175,000 shares; Mr. Kelly, 761,600 shares; Mr. Sheehy, 20,000 shares; Mr. Lehman, 85,000 shares; Mr. Weber, 75,000 shares; Mr. Cooke, 25,000 shares; and Mr. Anderson, 25,000 shares.
(5) Includes 125,000 shares of Common Stock issuable upon conversion of currently outstanding shares of the Company's Series A Convertible Redeemable Preferred Stock ("Series A Preferred Stock") and 225,000 shares of Common Stock issuable upon exercise of warrants.
(6) Includes 100,000 shares of Common Stock issuable upon conversion of currently outstanding shares of Series A Preferred Stock and 100,000 shares of Common Stock issuable upon exercise of warrants.
(7) Includes 12,500 shares of Common Stock issuable upon conversion of currently outstanding shares of Series A Preferred Stock and 12,500 shares of Common Stock issuable upon exercise of warrants.
(8) Consists of 1,500,000 shares owned outright; a warrant to purchase 404,403 shares from Robert Y. Lee; and a warrant to purchase 852,750 shares from the Company. Ingram Entertainment Inc.'s address is Two Ingram Boulevard, La Vergne, Tennessee 37089.
(9) Consists of 1,133,106 shares owned outright; and warrants to purchase 196,560 shares from the Company. Mortco, Inc.'s address is One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220. Mortco, Inc. is a wholly-owned subsidiary of Rentrak Corporation.
(10) Includes shares of Common Stock issuable upon conversion of currently outstanding shares of Series A Preferred Stock and upon exercise of currently outstanding options and warrants. See Notes (4), (5), (6) and
     (7).


     The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Ingram Entertainment Inc. has been the principal supplier of videocassettes and related equipment to the Company for a number of years, and has been a secured creditor of the Company since August 1991. As of December 31, 1995, the Company owed Ingram $7.3 million. This amount was paid down to $4.5 million in June 1996 with proceeds derived from the Company's sale of eleven stores. On January 8, 1997, concurrent with the merger of Lee Video City, Inc. into Prism Entertainment Corporation, Ingram accepted 1,500,000 shares of common stock of the Company in cancellation of $3,000,000 of the Company's indebtedness to Ingram, reducing the Company's remaining long-term indebtedness to Ingram to $1,500,000. At the same time, Ingram also received warrants to purchase 852,750 shares of common stock from the Company and 404,403 shares of common stock from Robert Y. Lee. In March 1998, the Company used funds in the amount of $1,500,000 from the credit facility with FINOVA Capital Corporation to pay off the term loan owing to Ingram.

     In addition, the Company entered into a new long-term supply agreement with Ingram for videocassettes and related products; Ingram released Mr. Lee from his personal guarantee of the Company's indebtedness; and the parties entered into the Stockholders Agreement and the Override Agreement, which among other things prohibit certain corporate actions without the approval of Ingram or Ingram's designees on the Board of Directors. All of these transactions and arrangements were entered into either simultaneously with or prior to Ingram's receipt of stock of the Company.

     On March 25, 1998, the Company acquired Adventures in Video, Inc. ("Adventures in Video") and KDDJ Investments, Inc. ("KDDJ") from David A. Ballstadt and members of his immediate family pursuant to two Agreements of Merger and Plan of Reorganization (each a "Merger Agreement"). Adventures in Video owns and operates 13 stores in the greater Minneapolis metropolitan area and KDDJ owns and operates three stores in San Francisco, California. The purchase price for Adventures in Video was 440,000 shares of the Company's Common Stock, plus an additional 426,000 shares that will become issuable if either (a) the gross revenues of such stores during the three months of April through June 1998 exceed their gross revenues during the corresponding three months of 1997, or (b) if the Company fails to make certain specified upgrades of the stores. The purchase price for KDDJ was 110,000 shares of the Company's Common Stock plus an additional 106,500 shares that will become issuable if those three stores meet targets substantially the same as the contingent share targets described above for Adventures in Video. The two Merger Agreements provide for an adjustment in the number of the Company's shares if and to the extent that the aggregate liabilities of the two companies as of the closing is greater or less than $1,200,000. Pursuant to the Adventures in Video Merger Agreement, the Company paid off existing indebtedness of approximately $449,000 that Adventures in Video owed to Marquette Bank, N.A. Concurrently with these two acquisitions, the Board of Directors of the Company was expanded from eight to nine members and David A. Ballstadt was elected to fill this vacancy. Mr. Ballstadt has served as a director of the Company since the consummation of the two acquisitions. The Company also entered into a two-year employment agreement with Mr. Ballstadt at a salary of $100,000 per year plus a possible bonus of up to $100,000 per year based on increases, if any, in certain dealer allowances, and certain additional benefits.

     On March 25, 1998, the Company sold the rights to its library of 47 feature films and other properties and related accounts receivable to an entity owned and controlled by Stephen C. Lehman, a member of the Company's board of directors, for $1,350,000 in cash. The film library is stated at the net realizable value at January 31, 1998. The library was the principal asset of Prism prior to the merger in January 1997 of Lee Video City with and into Prism. Under the agreement by which the Company sold its film rights, the Company has a right to buy back the film library at any time through February 4, 1999 at escalating prices ranging from $1,650,000 to $1,850,000, less amounts actually received and collected by the buyer on account of the accounts receivable or other exploitation of the film library; the Company would not exercise this right unless it expects to be able to resell the film library at a profit, since management no longer intends to remain in the film production or distribution business.

     On March 25, 1998, the Company also entered into a restructured debt agreement with Rentrak Corporation ("Rentrak"), a major lessor of videocassettes under a revenue sharing arrangement. Prior to the acquisition of the five companies on March 25, 1998, the Company and Sulpizio One, Inc. (one of the acquired companies) were parties to such arrangements with Rentrak. With the expanded group of stores as a result of the acquisitions, management expects to increase its leasing of videocassettes from Rentrak. As part of the restructuring, Rentrak agreed to accept 194,950 shares of the Company's Common Stock in settlement of a lawsuit Rentrak had previously filed against Adventures in Video, Inc. (one of the acquired companies), and 470,162 shares of the Company's Common Stock in satisfaction of indebtedness owed to Rentrak by Sulpizio One, Inc. As part of the restructured debt agreement, Rentrak also agreed to a deferral of certain amounts owed to it by Sulpizio One, Inc. and the Company, and obtained a security interest in the assets of the Company to secure such amounts. Rentrak also released Robert Y. Lee, the Company's Chairman of the Board and Chief Executive Officer, from personal guaranties of the Company's indebtedness that Mr. Lee had previously given. Rentrak's wholly-owned subsidiary, Mortco, Inc., is a principal stockholder of the Company.

     On April 16, 1997, the Company entered into three year consulting agreements with Gerald W. B. Weber and Stephen C. Lehman pursuant to which Messrs. Weber and Lehman shall provide finance, acquisitions and corporate development consulting services to the Company. The consulting agreements of Messrs. Weber and Lehman provide for compensation in the form of options to purchase an aggregate of 75,000 and 90,000 shares, respectively, of the Company's Common Stock at $2.00 per share. Options to purchase one-third of such shares of Common Stock vest each year commencing on April, 16, 1997 and any unexercised portions terminate on April 15, 2002. Each consulting agreement also provides that the Company shall reimburse the consultant for reasonable out-of-pocket expenses incurred in performing his consulting services, that the Company shall indemnify the consultant with respect to any claims made against the consultant arising in connection with the consulting service, and that either party may terminate the consulting agreement by providing 30 days notice to the other party. On March 24, 1998, Mr. Lehman's consulting agreement was amended to provide Mr. Lehman additional compensation in the form of warrants to purchase 100,000 shares of the Company's Common Stock at $2.00 per share. Messrs. Weber and Lehman are directors of the Company.

     In April 1997, the Company entered into an engagement agreement with Sphere Capital Partners ("Sphere Capital") pursuant to which Sphere Capital shall act as the exclusive financial advisor to the Company providing financial management, acquisition and financing advisory services for a period of one year commencing April 1997 and for such additional one year terms as may be mutually agreed to by Sphere Capital and the Company. The agreement provided that during the term of the engagement, Sphere Capital shall limit its financial advisory services within the video retail industry solely to the Company. The engagement agreement provided for a base fee of $5,000 per month which shall be credited against any transaction fees to which Sphere Capital may be entitled upon consummation of any acquisition or financing transaction. The engagement agreement also provided that the Company would reimburse Sphere Capital for reasonable out-of-pocket expenses incurred in performing its financial advisory services and that either party may terminate the engagement by providing 45 days notice to the other party. In May 1997, Sphere Capital assigned the agreement to The Value Group, LLC. During the fiscal year ended January 31, 1998, the Company paid Sphere Capital fees in the amount of approximately $28,000. Effective April 1998, a new engagement agreement was entered into by the Company and The Value Group, LLC, the successor entity to Sphere Capital, which provides for a base fee of $2,500 per month which shall be credited against any transaction fees to which The Value Group, LLC, may be entitled upon consummation of any acquisition or financing transaction. John T. Sheehy serves as a director of the Company and is a Managing Director of The Value Group, LLC and its predecessor, Sphere Capital.

     In May 1998, the Company commenced a private placement financing of the Company's securities in which Ridgewood Capital Funding, Inc. ("Ridgewood") has agreed to serve as the placement agent. John T. Sheehy, a member of the Board of Directors of the Company, assisted Ridgewood in conducting the offering, acting as a registered broker under Ridgewood's broker-dealership. In addition, certain directors of the Company and The Value Group, LLC participated in the private placement financing by investing in the Company's securities. See "Security Ownership of Certain Beneficial Owners and Management."

     The Company is currently negotiating with Game City, Inc. ("Game City") for the acquisition of substantially all of the assets of Game City. Game City owns and operates one video store located in Bakersfield, California, which is currently managed by the Company under a management agreement. Game City is owned by Young C. and Kay L. Lee, who are the parents of Robert Y. Lee, the Company's Chief Executive Officer. The Company believes that this pending acquisition represents an arm's length transaction on terms and valuation comparable to other completed and pending acquisitions for the year ending January 31, 1999.


                                 PROPOSAL 2 -
                      PROPOSAL TO RATIFY THE APPROVAL OF
                     THE COMPANY'S 1998 STOCK OPTION PLAN

     In June 1998, the Company's Board of Directors unanimously approved the Company's 1998 Stock Option Plan, subject to stockholder approval. The purpose of the 1998 Stock Option Plan is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide them with an incentive to enhance stockholder return. The full text of the 1998 Stock Option Plan appears as Exhibit A to this Proxy Statement and the description of the 1998 Stock Option Plan herein is qualified by reference to the text of the plan.

DESCRIPTION OF THE 1998 STOCK OPTION PLAN

     The key terms of the 1998 Stock Option Plan are outlined below.

     The 1998 Stock Option Plan provides for the grant of options to officers, directors, other employees and consultants of the Company to purchase up to an aggregate of 1,200,000 shares of Common Stock. The 1998 Stock Option Plan is administered by the Board of Directors or a committee of the Board, and is currently administered by the Compensation Committee of the Board of Directors, which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1998 Stock Option Plan. Options granted under the 1998 Stock Option Plan may be "incentive stock options" as defined in Section 422 of the Code, or nonqualified options, and will be designated as such.

     The exercise price of incentive stock options may not be less than the fair market value of the Company's Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company).
The Code currently limits to $100,000 the aggregate value of Common Stock that may become exercisable for the first time in any one year pursuant to incentive stock options under the 1998 Stock Option Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1998 Stock Option Plan at an exercise price less than the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may become exercisable pursuant to such options in any one year.

     In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate 90 days (six months in the case of termination by reason of death or disability) following termination of employment.

     Options may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1998 Stock Option Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1998 Stock Option Plan, shares subject to cancelled or terminated options are available for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as recapitalizations, stock splits or stock dividends. The 1998 Stock Option Plan is effective for ten years, unless sooner terminated or suspended. The 1998 Stock Option Plan provides that options covering no more than 600,000 shares of Common Stock may be granted to any one employee in any twelve month period.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Incentive stock options under the 1998 Stock Option Plan are afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. The excess of the fair market value over the exercise price at the time an incentive stock option is exercised is added to the tax base of the alternative minimum tax. Upon an optionee's sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

     All other options granted under the 1998 Stock Option Plan are nonqualified stock options. Although an optionee will not recognize any taxable income at the time he or she is granted a nonqualified stock option, the optionee will recognize ordinary income for federal income tax purposes upon exercise of the nonqualified stock option in an amount equal to the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss.

     Subject to the limits on deductibility of employee remuneration under
Section 162(m) of the Code, the Company will generally be entitled to a tax deduction in the amount that an optionee recognizes as ordinary income with respect to an option. Options granted to executive officers under the 1998 Stock Option Plan are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1998 Stock Option Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1998 Stock Option Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1998 Stock Option Plan in accordance with the terms of the 1998 Stock Option Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

     The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

PARTICIPATION IN THE 1998 STOCK OPTION PLAN

     In June 1998, options to purchase 872,637 shares of Common Stock were granted under the 1998 Stock Option Plan, subject to stockholder approval of the 1998 Stock Option Plan. Grants under the 1998 Stock Option Plan are made at the discretion of the administrator of the 1998 Stock Option Plan and future grants under the 1998 Stock Option Plan have not yet been determined.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE ADOPTION OF THE COMPANY'S 1998 STOCK OPTION PLAN.


                            CHANGES IN ACCOUNTANTS

     Upon the consummation of the merger of Lee Video City with and into Prism on January 8, 1997, the surviving corporation changed its name to "Video City, Inc." BDO Seidman, LLP was selected as the independent certified public accountants for Lee Video City for its fiscal year ended December 31, 1996 and for Video City, Inc. for the fiscal year ended January 31, 1997. BDO Seidman, LLP had served as Prism's independent certified public accountants prior to the merger. KPMG Peat Marwick, LLP had served as Lee Video City's independent certified public accountants for its fiscal years ended December 31, 1995 and 1994.

     There were no disagreements between KPMG Peat Marwick, LLP and Lee Video City within the meaning of Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of Lee Video City's financial statements for the fiscal years ended December 31, 1995 and 1994, or for the subsequent interim period through January 1997, which disagreements if not resolved to their satisfaction would have caused KPMG Peat Marwick, LLP to issue an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles.

     During the two fiscal years prior to the merger, there have been no reportable events (as defined in Item 304 or Regulation S-K) with KPMG Peat Marwick, LLP. Lee Video City has not consulted with BDO Seidman, LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the financial statements during the two fiscal years through the date of the merger.

     A letter of KPMG Peat Marwick, LLP addressed to the Securities and Exchange Commission was included as Exhibit 11.0 to the Company's Current Report on Form 8-K. The change in auditors was approved by the Board of Directors of the Company in January 1997.


                             INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended January 31, 1998 were BDO Seidman, LLP, and the Board of Directors has selected BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 31, 1999. A representative of BDO Seidman, LLP will be available at the Annual Meeting to respond to appropriate questions or make any other statements that such representative deems appropriate.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 as filed with the Securities and Exchange Commission to any stockholder desiring a copy. Stockholders may request a copy by writing to the Company at:

                             Timothy J. Denari
                             Chief Financial Officer
                             Video City, Inc.
                             6840 District Boulevard
                             Bakersfield, California 93313


                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the 1999 Annual Stockholders Meeting must be received by the Company no later than March 15, 1999 to be included in the proxy material for the 1999 Annual Meeting. It is recommended that stockholders submitting proposals direct them to Timothy J. Denari, Chief Financial Officer of the Company, and utilize certified mail, return receipt requested in order to ensure timely delivery.

                                 OTHER MATTERS

     The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

     THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                  By Order of the Board of Directors,

                                  /s/ Robert Y. Lee

                                  Robert Y. Lee
                                  Chairman of the Board



Bakersfield, California
July 23, 1998

                             1998 STOCK OPTION PLAN                    EXHIBIT A
                                      OF
                               VIDEO CITY, INC.


1.   PURPOSES OF THE PLAN
     --------------------

     The purposes of the 1998 Stock Option Plan ("Plan") of Video City, Inc., a Delaware corporation (the "Company"), are to:

               (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

               (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

               (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

     Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), or "nonqualified options" ("NQOs").

2.   ELIGIBLE PERSONS
     ----------------

     Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

3.   STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS
     ----------------------------------------------------

     Subject to the provisions of Section 6.1.1 of this Plan, the total number of shares of stock which may be issued under Options granted pursuant to this Plan shall not exceed 1,200,000 shares of Common Stock. The shares covered by the portion of any grant under this Plan which expires, terminates or is cancelled unexercised shall become available again for grants under this Plan. Where the exercise price of an Option is paid by means of the optionee's surrender of previously owned shares of Common

Stock or the Company's withholding of shares otherwise issuable upon exercise of the Option as permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" and no longer available for issuance under this Plan. No eligible person shall be granted Options during any twelve-month period covering more than 600,000 shares.

4.   ADMINISTRATION
     --------------

               (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

               (b) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options;
(ii) to determine the fair market value of the Common Stock subject to Options;
(iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to construe and interpret the terms and provisions of this Plan and of any option agreement and all Options granted under this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to reduce the exercise price of any Option; (x) to accelerate or defer (with the consent of the optionee) the exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xii) to make all other determinations deemed necessary or advisable for the administration of this Plan or any option agreement or Option. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

               (c) All questions of interpretation, implementation, and application of this Plan or any option agreement or Option shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.   GRANTING OF OPTIONS; OPTION AGREEMENT
     -------------------------------------

               (a) No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

               (b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted. In the event of a conflict between the terms or conditions of an option agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.

               (c) The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO, provided, however, all Options granted under this Plan to non-employee directors and consultants of the Company are intended to be NQOs.

               (d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.   TERMS AND CONDITIONS OF OPTIONS
     -------------------------------

     Each Option granted under this Plan shall be subject to the terms and
conditions set forth in Section 6.1.   NQOs shall be also subject to the terms
and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

     6.1  Terms and Conditions to Which All Options Are Subject.  All Options
          -----------------------------------------------------
granted under this Plan shall be subject to the following terms and conditions:

          6.1.1   Changes in Capital Structure.  Subject to Section 6.1.2, if
                  ----------------------------
the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company's subsidiary, appropriate adjustments shall be made by the Board, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

          6.1.2   Corporate Transactions.  In the event of a Corporate
                  ----------------------
Transaction (as defined below), the Administrator shall notify each optionee at least 30 days prior thereto or as soon as may be practicable. To the extent not previously exercised, all Options shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may permit exercise of any Options prior to their termination, even if such Options would not otherwise have been exercisable.
The Administrator may, in its sole discretion, provide that all outstanding Options shall be assumed or an equivalent option substituted by an applicable successor corporation or any Affiliate of the successor corporation in the event of a Corporate Transaction. A "Corporate Transaction" means a liquidation or dissolution of the Company, a merger or consolidation of the Company with or into another corporation or entity, a sale of all or substantially all of the assets of the Company, or a purchase of more than 50 percent of the outstanding capital stock of the Company in a single transaction or a series of related transactions by one person or more than one person acting in concert.

          6.1.3   Time of Option Exercise.  Subject to Section 5 and Section
                  -----------------------
6.3.4, an Option granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

          6.1.4   Option Grant Date.  The date of grant of an Option under this
                  -----------------
Plan shall be the effective date of the stock option agreement granting the Option.

          6.1.5   Nontransferability of Option Rights.  Except with the express
                  -----------------------------------
written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

          6.1.6  Payment.  Except as provided below, payment in full, in cash,
                 -------
shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

               (a) Acceptance of the optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

               (b) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

               (c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

               (d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

          6.1.7  Withholding and Employment Taxes.  In the case of an employee
                 --------------------------------
exercising an NQO, at the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

          6.1.8   Other Provisions.  Each Option granted under this Plan may
                  ----------------
contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

          6.1.9   Determination of Value.  For purposes of this Plan, the fair
                  ----------------------
market value of Common Stock or other securities of the Company shall be determined as follows:

               (a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

               (b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business.

          6.1.10  Option Term.  Subject to Section 6.3.4, no Option shall be
                  -----------
exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

     6.2  Terms and Conditions to Which Only NQOs Are Subject.  Options granted
          ---------------------------------------------------
under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

          6.2.1   Exercise Price.  (a)  The exercise price of an NQO shall be
                  --------------
the amount determined by the Administrator as specified in the option agreement.

               (b) To the extent required by applicable laws, rules and regulations, the exercise price of an NQO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

          6.2.2   Termination of Employment.  Except as otherwise provided in
                  -------------------------
the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, "employment" includes service as a director or as a consultant. For purposes of this Section 6.2.2, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

     6.3  Terms and Conditions to Which Only ISOs Are Subject. Options granted
          ---------------------------------------------------
under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

          6.3.1   Exercise Price.  (a)  The exercise price of an ISO shall be
                  --------------
not less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

               (b) The exercise price of an ISO granted to any Ten Percent Stockholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

          6.3.2   Disqualifying Dispositions.  If stock acquired by exercise of
                  --------------------------
an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

          6.3.3  Grant Date.  If an ISO is granted in anticipation of
                 ----------
employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

          6.3.4   Term.  Notwithstanding Section 6.1.10, no ISO granted to any
                  ----
Ten Percent Stockholder shall be exercisable more than five years after the date of grant.

          6.3.5   Termination of Employment.  Except as otherwise provided in
                  -------------------------
the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

7.   MANNER OF EXERCISE
     ------------------

               (a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and
6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

               (b) Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.   EMPLOYMENT OR CONSULTING RELATIONSHIP
     -------------------------------------

     Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.   CONDITIONS UPON ISSUANCE OF SHARES
     ----------------------------------

     Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

10.  NONEXCLUSIVITY OF THIS PLAN
     ---------------------------

     The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

11.  MARKET STANDOFF
     ---------------

     Each optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

12.  AMENDMENTS TO PLAN
     ------------------

     The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

13.  EFFECTIVE DATE OF PLAN; TERMINATION
     -----------------------------------

     This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders' meeting, is obtained within twelve months after adoption by the Board. If any Options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board, such Options shall terminate retroactively as of the date they were granted. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not Options previously granted under this Plan) shall terminate within ten years from the date of its adoption by the Board.

                               VIDEO CITY, INC.
     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, WEDNESDAY, AUGUST 19, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert Y. Lee and Timothy J. Denari, and each or either of them, as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated below, all the shares of Video City, Inc. (the "Company") held of record by the undersigned on July 1, 1998 at the Annual Meeting of Stockholders to be held on Wednesday, August 19, 1998 at 10:00 A.M. or any and all adjournments thereof.

     1. Election of directors:

     [_] FOR all nominees listed below (except as marked to the contrary below).

     [_]   WITHHOLD AUTHORITY to vote for all nominees listed below.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, DRAW A LINE THROUGH SUCH NOMINEE'S NAME.)

                Robert Y. Lee        James Craig Kelly   Gerald W. B. Weber
                Barry L. Collier     John T. Sheehy      Charles E. Cooke
                David A. Ballstadt   Stephen C. Lehman   Michael T. Anderson

      2. PROPOSAL TO RATIFY THE APPROVAL OF THE COMPANY'S 1998 STOCK OPTION
         PLAN:

         [_]  FOR           [_]  AGAINST         [_]    ABSTAIN

      In their discretion, the proxy holders are authorized to vote upon such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR THE RATIFICATION OF THE 1998 STOCK OPTION PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME
BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF. IN THE EVENT ANY OF THE NOMINEES IS UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

Dated: ____________, 1998                  ___________________________________
                                                       Signature


                                           ___________________________________
                                                (Signature, if held jointly)

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized partner.

                     PLEASE PROMPTLY MARK, SIGN, DATE, AND
                RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.